Exhibit 99.1

MUSCLEPHARM CLOSES $6 MILLION FINANCING AT $8.50 PER SHARE

DENVER, COLORADO – March, 27, 2013 – MusclePharm Corporation (MSLP.OB) (“MusclePharm”), a nutritional supplement company focused on active lifestyles, announced today it has closed a $6 Million common stock offering.

MusclePharm entered into subscription agreements with three accredited investors whereby it sold 705,882 restricted shares of its common stock at $8.50 per share. The Company has entered into a registration rights agreement with the investors pursuant to which the Company has agreed to file within 90 days from the final closing a “resale” registration statement with the SEC covering all shares of the common stock sold in the offering.

Commenting on the announcement, MusclePharm Founder & CEO, Brad Pyatt, stated, “The closing of this financing will increase both our working capital and shareholders’ equity. Strengthening our balance sheet at this time is advantageous as we continue to grow our business. Earlier this year we filed a listing application with NASDAQ and we also believe the additional capital may help expedite the up-listing to a National Exchange.”

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MusclePharm, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT MUSCLEPHARM CORPORATION

MusclePharm is a healthy lifestyle company that develops and manufactures nutritional supplements which address active lifestyles, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen. The products are formulated through a six-stage research process using the expertise of leading nutritional scientists. MusclePharm’s products are sold to consumers in more than 110 countries and available in over 10,500 U.S. retail outlets, including Dick’s Sporting Goods, GNC, Vitamin Shoppe and Vitamin World. MusclePharm products also are sold through more than 100 online channels globally, including bodybuilding.com, amazon.com and vitacost.com. MusclePharm also owns FitMiss™, a branded line of fitness supplements which is designed, dosed and formulated specifically for women with active lifestyles. For more information, please visit http://musclepharm.com/.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof

MusclePharm Company Contact:

John H. Bluher, COO

Telephone: 303-618-0902

john@musclepharm.com

MusclePharm Investor Contact:

The Del Mar Consulting Group, Inc. or Alex Partners, LLC

Robert B. Prag, President Scott Wilfong, President

Telephone: 858-794-9500 Telephone: 425-242-0891

Email: bprag@delmarconsulting.com Email: Scott@alexpartnersllc.com

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